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                                                                    EXHIBIT 99.3

                               TENDER INSTRUCTIONS
                   TO BOOK-ENTRY TRANSFER FACILITY PARTICIPANT
                                     AND/OR
                                REGISTERED HOLDER
                            FROM BENEFICIAL OWNER OF
                POPE & TALBOT, INC. 8 3/8% Senior Notes due 2013

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   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2002,
                    UNLESS EXTENDED (THE "EXPIRATION DATE").
                     TENDERS OF 8 3/8% SENIOR NOTES DUE 2013
            MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.
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To Participant of the Book-Entry Transfer Facility and/or Registered Holder:

     The undersigned hereby acknowledges receipt of the Prospectus, dated      ,
2002 (as the same may be amended or supplemented from time to time, the "Prospectus") of Pope & Talbot, Inc., a Delaware corporation (the "Issuer"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuer's offer (the "Exchange Offer") to exchange its 8 3/8% Senior Notes due 2013 (the "Original Notes") for a like principal amount of its 8 3/8% Senior Notes due 2013, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"). The Exchange Agent for the Exchange Offer is J.P. Morgan Trust Company, National Association.

     This will instruct you, the book-entry transfer facility participant and/or the registered holder, as to action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

     The aggregate face amount of the Original Notes held by you for the account of the undersigned is:
     (FILL IN AMOUNT)

                  $
                   ___________________________________

With respect to the Exchange Offer, the undersigned hereby instructs you:
(CHECK APPROPRIATE BOX)

     [_] TO TENDER the following Original Notes held by you for the account of the undersigned:
         (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED)

                  $
                   ___________________________________

     [_] NOT TO TENDER any Original Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized:
(a) to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Original Notes, including but not limited to the representations that the undersigned (i) is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (ii) has no arrangement or understanding with any person to participate in a distribution of Exchange Notes, (iii) acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), in connection with any resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission (the "SEC") set forth in certain no-action letters (see the section of the Prospectus entitled "The Exchange Offer - Resale of the Exchange Notes"), (iv) understands that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the

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selling securityholder information required by Item 507 of Regulation S-K of the
SEC, (v) is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, (vi) is not, unless otherwise specified in the Letter of Transmittal, an Agent's Message (as defined in the Letter of Transmittal), or other notice to the Exchange Agent, a broker-dealer registered under the Securities Exchange Act of 1934, as amended, who acquired Original Notes for its own account as a result of market-making or other trading activities (a "Participating Broker-Dealer"), and (vii) if it is a Participating
Broker-Dealer, acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes received in respect of such Original Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Original Notes.

                                    SIGN HERE

Name of beneficial owner(s):  __________________________________________________

Signature(s):  _________________________________________________________________

Name (please print):  __________________________________________________________

Address:  ______________________________________________________________________

  ______________________________________________________________________________

  ______________________________________________________________________________

Telephone number:  _____________________________________________________________

Taxpayer Identification or Social Security Number:  ____________________________

Date:  _________________________________________________________________________

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